Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

TechTarget, Inc.

Newton, Massachusetts

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-181187) and Form S-8 (No. 333-145785) of TechTarget, Inc. of our reports dated March 17, 2014, relating to the consolidated financial statements, and the effectiveness of TechTarget, Inc.’s internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO USA, LLP
Boston, Massachusetts
March 17, 2014